UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2005 (December 27, 2005)
I-Sector Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 27, 2005 the Company entered into a new $40 million senior credit facility with Castle Pines Capital LLC (“CPC”) to provide inventory financing and to fund working capital requirements. The new facility with CPC replaces the $25 million senior credit facility with Textron Financial Corporation. The Credit Agreement dated December 27, 2005 (“Agreement”) filed as Exhibit 10.1 to this Form 8-K by and among by and among Castle Pines Capital LLC, I-Sector Corporation, Valerent, Inc., Internetwork Experts, Inc., and Stratasoft, Inc. was announced in the Company’s press release dated December 28, 2005 filed as Exhibit 99.1 to this Form 8-K. Key terms of the Agreement are summarized as follows:
•	The Agreement provides a discretionary line of credit up to a maximum aggregate amount of $40 million to purchase inventory from CPC approved vendors.

•	The Agreement provides a working capital revolving line of credit under the above line of credit with an aggregate outstanding sublimit of $10 million.

•	The working capital revolving line of credit incurs interest payable monthly at the rate of prime plus .5%,

•	The Agreement contains customary covenants regarding maintenance of insurance coverage, maintenance of and reporting collateral, and submission of financial statements. The Agreement also contains restrictive financial covenants measured as of the end of each calendar quarter covering current ratio, tangible net worth, minimum working capital, and total liabilities to tangible net worth ratio as defined.

•	The line of credit is collaterized by substantially all assets of the Company.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
10.1	Credit Agreement by and among Castle Pines Capital LLC, I-Sector Corporation, Valerent, Inc., Internetwork Experts, Inc., and Stratasoft, Inc. dated December 27, 2005

99.1	Press Release issued December 28, 2005
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-SECTOR CORPORATION
Date: December 30, 2005	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Credit Agreement by and among Castle Pines Capital LLC, I-Sector Corporation, Valerent, Inc., Internetwork Experts, Inc., and Stratasoft, Inc. dated December 27, 2005

99.1	Press Release issued December 28, 2005